Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 9, 2023 relating to the consolidated financial statements of Aqua Metals, Inc. (the “Company”), which report appears in the Company’s 2023 Annual Report on Form 10-K.

/s/  Armanino LLP

San Ramon, California

August 14, 2024